Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 Fax (972) 367-3559

EXCO Resources Announces A Series Of Transactions That Enhance Liquidity, Reduce Debt And Provide Credit Agreement Covenant Flexibility

•	Issuing $591 Million Of 12.5% Senior Secured Second Lien Term Loans;

•	Repurchasing $577 Million Of Unsecured Notes For $291 Million;

•	Preserving $109 Million Of Additional Second Lien Debt Capacity; and

•	Amending Credit Agreement

Overall Effect: Reduces net debt by approximately 18%, extends weighted average debt maturity by 30%, and improves forward cash flow by approximately $146 million.

DALLAS, TEXAS, October 20, 2015…EXCO Resources, Inc. (NYSE:XCO) (“EXCO” or the “Company”) today announced that it has entered into agreements for a series of transactions that are expected to significantly enhance its balance sheet and substantially increase its financial flexibility as part of its ongoing strategic improvement plan (“Strategic Plan”).

EXCO has executed an agreement with subsidiaries of Fairfax Financial Holdings Limited (“Fairfax”) to provide a $300 million Senior Secured Second Lien Term Loan (the “Fairfax Term Loan”). The Fairfax Term Loan will be issued at par, bears interest at a rate of 12.50% per annum and has a five-year maturity. The Company will use the net proceeds of the Fairfax Term Loan to repay a portion of the borrowings under the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”).

EXCO has also entered into agreements with certain unsecured noteholders (the “Noteholders”) pursuant to which the Noteholders have agreed to become lenders under a new $291 million Senior Secured Second Lien Term Loan (the “Exchange Term Loan”) in exchange for the Company repurchasing $577 million of the Noteholders’ senior unsecured notes at an average price of 51% of principal amount. The Exchange Term Loan will be issued at par, bears interest at a rate of 12.50% per annum and has a five-year maturity. EXCO will repurchase approximately $376 million of its 7.50% Senior Unsecured Notes due 2018 (50% of the $750 million outstanding) and approximately $201 million of its 8.50% Senior Unsecured Notes due 2022 (40% of the $500 million outstanding). EXCO has granted Fairfax and the Exchange Term Loan lenders a pari-passu second lien security interest in the same assets.

In connection with the foregoing transactions, EXCO entered into an amendment (the “Amendment”) to its Credit Agreement which reduced the borrowing base to $375 million and provided further covenant flexibility. Among other things, the interest coverage ratio has been reduced to 1.25 times from 2.0 times previously, and the total leverage ratio has been removed entirely. The next borrowing base redetermination is currently scheduled for March 2016.

The transactions are expected to close on October 26, 2015, subject to the satisfaction or waiver of customary closing conditions.

EXCO anticipates that these transactions will strengthen the Company’s financial position and will significantly increase its financial flexibility to implement its Strategic Plan by:

•	Reducing total net debt by $270 million, or 18%;

•	Maintaining $234 million of secured debt capacity for future exchanges or issuance of new secured debt;

•	Reducing the principal amount of outstanding senior unsecured notes by $577 million, or 46%;

•	Reducing the nearest unsecured debt maturity, due in 2018, by $376 million, or 50%;

•	Extending weighted average debt maturity from 3.6 to 4.7 years, representing a 30% improvement;

•	Improving pro forma liquidity by $60 million, or 18%; and

•	Improving forward cash flow by $146 million.

Tables 1, 2, 3 and 4 illustrate the pro forma impact if such transactions were completed on September 30, 2015.

Table 1: Pro Forma Capitalization

September 30, 2015; mixed measures

Factors	Unit		Actual 9/30/15	Pro Forma 9/30/15	Delta	%
Cash And Restricted Cash	$	MM	42	42	0	0
Credit Agreement (1)	$	MM	300	15	(285)	(95)
2nd Lien Term Loans	$	MM	0	591	591	N/M
2018 Senior Notes (2)	$	MM	750	374	(376)	(50)
2022 Senior Notes	$	MM	500	299	(201)	(40)
Total Debt	$	MM	1,550	1,280	(270)	(17)
Net Debt	$	MM	1,508	1,238	(270)	(18)
Weighted Average Debt Maturity (3)		Years	3.6	4.7	1.1	30

(1)	Estimated transaction fees funded by Credit Agreement borrowings.
(2)	Excludes unamortized discount.
(3)	For purposes of calculation, utilized six month duration for Credit Agreement.

Table 2: Pro Forma Liquidity

September 30, 2015; mixed measures

Factors	Unit		Actual 9/30/15	Pro Forma 9/30/15	Delta	%
Current Borrowing Base	$	MM	600	375	(225)	(38)
Amount Drawn On Credit Agreement	$	MM	(300)	(15)	285	(95)
Letters Of Credit	$	MM	(7)	(7)	0	0
Available For Borrowing	$	MM	293	353	60	20
Plus: Cash And Restricted Cash	$	MM	42	42	0	0
Liquidity	$	MM	335	395	60	18

Table 3: Estimated Change in Future Cash Flow (“CF”)

15-22; $MM

Factors	Time Period	Change in Future CF
Reduction In Debt Principal Repayment	One Time	270
Reduction In Unsecured Notes Interest Expense	15-22	201
Addition Of Exchange 2nd Lien Interest Expense	15-20	(182)
Addition Of Estimated Transaction Fees	One Time	(15)
Addition Of Fairfax 2nd Lien Interest Expense Versus Credit Agreement Interest Expense	15-20	(128)
Change In Future Cash Flow	15-22	146

Table 4: Pro Forma Secured Debt Capacity

September 30, 2015; $MM

Factors	Unit		Pro Forma 9/30/15
Total Secured Debt Capacity	$	MM	1,200
Credit Agreement Borrowing Base	$	MM	(375)
Fairfax 2nd Lien Term Loan	$	MM	(300)
Exchange 2nd Lien Term Loan	$	MM	(291)
Remaining Total Secured Debt Capacity	$	MM	234
2nd Lien Capacity	$	MM	700
Fairfax 2nd Lien Term Loan	$	MM	(300)
Exchange 2nd Lien Term Loan	$	MM	(291)
Remaining 2nd Lien Capacity	$	MM	109
Remaining Junior Lien Capacity (1)	$	MM	125

(1)	Assumes utilization of 2nd Lien Capacity ($109MM 2nd Lien Capacity + $125MM Junior Lien Capacity = $234MM)

Harold L. Hickey, EXCO’s Chief Executive Officer and President, commented, “EXCO appreciates Fairfax’s confidence in the Company’s ability to execute its Strategic Plan. In addition to being one of EXCO’s largest shareholders, Fairfax is now investing $300 million in the Company through a Senior Secured Second Lien Term Loan, while allowing a $291 million Senior Secured Second Lien Term Loan to be issued pari-passu with Fairfax. We believe this financing provides EXCO the opportunity to strengthen the Company by investing this capital in hard assets, while still maintaining $234 million of secured debt capacity for future exchanges or issuance of new secured debt. We also believe these transactions represent an important step as the Company delivers on its long-term, disciplined performance improvement plan.”

Credit Suisse Securities (USA) LLC acted as exclusive restructuring advisor to the Company.

Additional information about the transactions will be available in a Form 8-K to be filed by the Company in connection with the transactions described above.

About EXCO

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, acquisition, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and Appalachia.

Additional information about EXCO Resources, Inc. may be obtained by contacting Chris Peracchi, EXCO’s Vice President of Finance and Investor Relations, and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

Forward-Looking Statements

This release may contain forward-looking statements relating to future financial results, business expectations and business transactions. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: the closing of the transactions described herein, continued volatility in the oil and gas markets, the estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors are included in EXCO’s reports on file with the SEC. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

EXCO Resources, Inc.

Chris Peracchi, 214-368-2084

Vice President of Finance and Investor Relations, and Treasurer

www.excoresources.com